Filed pursuant to Rule 424(b)(3)
Registration No. 333-211065

PROSPECTUS

$50,000,000
CHECK-CAP LTD.
Ordinary Shares
Warrants
Subscription Rights
Units

We may offer ordinary shares, par value NIS 0.20 per share, par value NIS 0.20 per share, warrants, subscription rights and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $50,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “CHEK”.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately $24,960,332, which was calculated based on 9,600,124  ordinary shares held by non-affiliates as of July, 11, 2016, and a price per share of $2.60, the last reported sale price per share of our ordinary shares on the Nasdaq Capital Market on May 13, 2016.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Pursuant to General Instruction I.B.5 of Form F-3, as long as the aggregate market value of our ordinary shares held by non-affiliates remains below $75.0 million, we will not, during any 12 calendar month period, sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares held by non-affiliates.

Our principal executive offices are located at Check-Cap Building, Abba Hushi Avenue, P.O. Box 1271, Isfiya, 30090, Mount Carmel, Israel.  Our telephone number is +972-4-8303400. Our website address is www.check-cap.com.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 5 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 12, 2016

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $50,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them.  See “Plan of Distribution.”

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors” on page 6 before making an investment decision.

Unless otherwise stated in this prospectus,

•	references to “Check-Cap,” the “Company,” “we,” “us” or “our” refer to Check-Cap Ltd., an Israeli company, together with Check-Cap US, Inc., its U.S. subsidiary;

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States; and

•	the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel.

Overview

We are a clinical stage medical diagnostics company engaged in the development of an ingestible capsule system that utilizes ultra low-dose X-rays for the detection and imaging of colonic polyps and colorectal cancers, or CRC. While CRC is the second leading cause of death from cancer for both sexes combined in the United States and is largely preventable with early detection, according to 2013 National Health Interview Survey, only 58% of Americans between the ages of 50 to 75 reported being current with CRC screening recommendations. Unlike other screening modalities that are designed to generate structural information of the internal colon for the detection of colonic polyps and CRC, such as optical colonoscopy, computed tomographic colonography, or CTC, and other capsule-based technologies, our system is designed to be ingested without any cathartic preparation of the colon, and to travel through the gastrointestinal tract naturally while the patient continues his or her normal daily routine. Furthermore, unlike existing CRC imaging modalities currently on the market, all of which require the patient to fast for several hours prior to administration, the procedure for the Check-Cap system is designed to enable patients to continue eating normally. Our system is comprised of three main components: (1) ingestible scanning capsule; (2) Capsule Positioning System, or CPS, a recorder worn on the patient’s back; and (3) a PC-based work station for data reconstruction and image processing. We believe that this solution will be attractive to both physicians and patients, with the potential to increase the number of people undergoing CRC screening.

Our scanning capsule will be swallowed and propelled by natural motility through the gastrointestinal tract and excreted naturally with no need for retrieval for data collection. Unlike other CRC screening methods, this process should not disrupt a patient’s normal activities or require fasting. Our scanning capsule employs ultra low-dose X-rays, which allow the system to image the interior lining of the colon even when surrounded by intestinal content. As such, we believe that patients using our system will not be required to undergo any prior bowel preparation. The Radiation Safety Division of the Soreq Nuclear Research Center found, as set forth in its report of November 2010 that was prepared at our request and based on the information provided by us and the relevant methods and principles known at such time, or the Report, that the radiation dose to the patient in the proposed screening procedure utilizing the scanning device developed by us at that time in routine operation and normal conditions is low relative to the radiation dose involved in conventional imaging procedures using X-rays (such as fluoroscopy and CT) and is also low when compared to the radiation dose involved in established screening procedures such as mammography, all as more fully described in the Report.

Our scanning capsule is being designed to transmit position, motility, and the data it collects to an external data recorder and capsule positioning system or CPS, that will be worn by the patient. The external data recorder is being designed to enable the transfer of the data to our PC-based work station with viewer software application to allow physicians to analyze the data collected by our scanning capsule. The CPS is being designed to provide the physician with accurate localization data aligned with a reconstructed image. We intend for physicians to be able to review the colon’s inner images at any location at any time, in less time than is required to perform an optical colonoscopy.

Colonic polyps are tissue growths that occur on the lining of the colon. Polyps in the colon are extremely common, and certain types of polyps can become cancerous over time. In the event that polyps are identified through our system, the patient may be advised to undergo a subsequent traditional colonoscopy procedure to examine, remove and biopsy the polyps. For those patients who require a subsequent polypectomy, concerns regarding pain, discomfort and embarrassment may still remain with respect to the subsequent polypectomy. We do not, however, believe that these concerns will make the use of our system any less attractive to physicians and patients. Although patients who are initially screened utilizing a traditional colonoscopy could avoid the need for a second procedure if polyps are discovered because they could undergo a polypectomy during the initial screening, if necessary, we believe that our system will still be attractive to physicians and patients as a majority of patients who are screened will not require a subsequent polypectomy. Published data from a multi-center CT colonography screening study of 2,531 asymptomatic adults showed that if all patients with a lesion measuring 5mm or more on CT colonography were referred for colonoscopy, the colonoscopy-referral rate would have been 17%.

A clinical proof-of-concept study, which was based on a 10-case study conducted at Tel Aviv Sourasky Medical Center in Israel and used a prior version of our system, did not identify any material safety or feasibility issues. The study demonstrated the applicability of our system to the human colon, generating images taken in the colon without any prior bowel preparation. All subjects ingested the capsule easily with smooth passage within the designated transit time, on average, within two to three days. There were no reported device-related adverse events. Mild effects on bowel movements were noted, which were determined to be related to the contrast agent and passed within one to two days after the capsule was excreted.

Another objective of the 10-case study was to estimate total radiation exposure for each case study. This was calculated using standard established factors for calculating effective radiation exposure, such as the duration of the capsule inside the body, and was based on the activity of the radiation source inside the scanning capsule and radiation energy, both of which were measured for each case study. The average calculated exposure for the entire procedure in the 10-case study, from ingestion of the capsule to excretion, was 0.03 mSv (STD 0.007 mSv). This level of radiation exposure is similar to a single chest X-ray (approximately 0.06mSv) and two orders of magnitude less than a CTC.

The 10-case clinical proof-of-concept study focused on assessing the safety and feasibility of our system. The 10-case study was the first phase of a multi-center, prospective clinical feasibility study to establish the safety, functionality and preliminary efficacy of our system in patients eligible for CRC screening, by comparing results from the clinical feasibility study with those from non-invasive, low-sensitivity FOBTs and FITs, as well as from optical colonoscopies. The feasibility study is designed allow for recruitment of 100 subjects. The study is being conducted at multiple centers in Israel, with the potential to be conducted at a single site in the Netherlands. The clinical feasibility study will evaluate the image resolution generated by the capsule in an a human colon without cathartic preparation, will assess polyp imaging in various shapes and in different segments of the colon and will evaluate the safety of the device in terms of total and segmental transit time and analyze the effects of the presence of polyps and variable colon dimensions on these parameters. The study will seek to create a clinical atlas of images that will enable comparisons between images acquired by different CRC screening modalities. During the feasibility study we will collect data about the overall imaging of the colon’s internal surfaces during the passage of the capsule to support the development of a correlation map of polyps identified through our imaging system with polyps imaged by optical colonoscopy and CTC. Additionally, the feasibility study will measure total radiation exposure and the distribution of contrast material within the colon.

A preliminary analysis conducted on the first 54 capsules swallowed by participants enrolled in the multi-center, prospective clinical feasibility study showed 53 of 54 capsules swallowed and naturally eliminated without major or minor side effects after 66 ±37 hours. Image reconstructions allowed 3D views of the colonic wall and lumen with the typical contour of different segments (hepatic flexure, triangular shape of the transverse colon). Both pedunculated and sessile polyps were detected in several patients and validated later by colonoscopy.

To date, we have achieved key product development milestones, including the demonstrated ability of our system to reconstruct the human colon and to identify polyps, and design freeze of the current version of our system. Following the successful completion of the multi-center, prospective clinical feasibility study and design release and transfer to manufacturing phases, we plan to submit during the first half of 2017, a request for CE marking for the marketing and sale of our capsule in the European Union. We expect to perform post-marketing studies in Europe following CE marking for the purpose of collecting additional clinical data to support market adoption. Subject to regulatory approvals, available capital, and engagement with strategic partners, we anticipate launching our system commercially in Europe during 2018.

We plan to conduct a pre-submission meeting with the FDA, during 2016. Subject to this meeting, we plan subsequently to submit a request for the approval of an investigational device exemption, or IDE, for a pilot study in the United States. Subject to successful completion of the pilot study and receipt of required approvals, we plan to initiate during 2018, a pivotal study in the United States to (i) demonstrate device safety as evidenced by a lack of device-related serious adverse events; and (ii) provide efficacy data concerning our system’s performance. We anticipate that FDA approval for the pivotal study will be subject to our providing sufficient clinical data from previous clinical studies, which may include the multi-center, prospective clinical feasibility study and U.S. pilot study. However, there can be no assurance that the FDA will grant approval for the pilot and/or pivotal studies to be conducted in the United States.

We also intend to pursue clinical trials for regulatory approvals in Japan and China in parallel to the U.S. pivotal study, subject to available capital and engagement with strategic partners. Pivotal studies are expected, among other things, to compare polyps identified by our system with the polyps identified by traditional optical colonoscopy. These clinical findings may be analyzed in comparison with results obtained from FOBTs and FITs.

Following and subject to the successful completion of our pivotal trial, our current strategy is to submit a direct de novo reclassification petition, which we anticipate submitting in 2019, for initial FDA clearance for the marketing of our system in the United States. Direct de novo reclassification typically takes at least 9 to 12 months from filing to clearance. If the FDA determines that our system is not a candidate for de novo reclassification, it will require approval of the device for market through the PMA process. The PMA pathway is much more costly and uncertain than the 510(k) clearance process or de novo reclassification, and generally takes at least 12 to 18 months, or even longer, from the time the application is filed with FDA to ultimate approval.

Timelines expectations are based on our current estimations and expectations, which may continue to be updated along with our progress, which is subject to the occurrence of various factors and future events, among others, the satisfactory completion of system’s development process, testing, and integration, which may require more time than currently expected, as well as the success of our clinical trials and the completion of our required regulatory approvals, all of which are uncertain as of the date of this Prospectus.

We have submitted patent applications covering our technology in the United States, member states of the European Patent Organisation, Australia, Brazil, Canada, China, Hong Kong, India, Israel, Japan and South Korea. We have been granted patents for our core patent by the U.S. Patent and Trademark Office as well as from the European Patent Office, Australia, China, Hong Kong, Israel, India and Japan. We also filed patent applications describing the use of our technology in several other medical applications.

Since our formation, we have not generated any revenue. We do not anticipate generating any revenue for the foreseeable future and we do not yet have any specific launch dates for our product. We incurred net losses of $3.4 million in 2013, $610,000 in 2014 and $12.3 million in 2015. As of March 31, 2016, we had an accumulated deficit of $36.8 million and a total shareholders’ equity of $10.3 million.

Check-Cap’s principal executive offices at Check-Cap Building, Abba Hushi Avenue, P.O. Box 1271, Isfiya, 30090, Mount Carmel, Israel. Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this annual report). Our U.S. agent is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Securities We May Offer

We may use this prospectus to offer up to $50,000,000 of:

•	ordinary shares;

•	warrants;

•	subscription rights; and

•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

 RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2015 on file with Securities and Exchange Commission (the “SEC”), which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations and/or future financial performance. In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this Annual Report include, without limitation, statements relating to:

•	our goals, targets and strategies;

•
the timing and conduct of the clinical trials for our scanning system, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of our system;

•	our future business development, results of operations and financial condition;

•	our ability to protect our intellectual property rights;

•	our plans to develop, launch and commercialize our system and any future products;

•	the timing, cost or other aspects of the commercial launch of our system;

•	market acceptance of our product;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing and strategic partnerships;

•	our estimates regarding the market opportunity for our system;

•	the impact of government laws and regulations;

•	our ability to recruit and retain qualified clinical, regulatory and research and development personnel;

•	unforeseen changes in healthcare reimbursement for any of our approved product;

•	difficulties in maintaining commercial scale manufacturing capacity and capability; our ability to generate growth;

•	our failure to comply with regulatory guidelines;

•	uncertainty in industry demand and patient wellness behavior;

•	general economic conditions and market conditions in the medical device industry;

•	future sales of large blocks or our securities, which may adversely impact our share price;

•	depth of the trading market in our securities; and

•	our expectations regarding the use of proceeds of our initial public offering and the concurrent private placement.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, operating expenses, research and developments expenses, and other general corporate purposes. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on December 23, 2014 (Registration No. 333-201250) under the heading “Description of Securities” and as incorporated into the Company’s Form 8-A, filed with the SEC on February 11, 2015, which description is incorporated by reference herein.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material United States federal and Israel income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal and Israel income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, warrants or any combination of such securities.

 PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $50,000,000.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Market Capital or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled, under agreements which may be entered into, indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for other securities.

Each series of offered securities, other than the ordinary shares which are listed on NASDAQ Capital Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and FINRA fees, are estimated.

SEC registration fee		$8,824.20
FINRA fees	$		*
Transfer agent’s fees and expenses	$		*
Legal fees and expenses	$		*
Printing fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous fees and expenses	$		*
Total	$		*

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016;

•	Amendment No.1 on Form 20-F/A to our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on April 15, 2016;

•	Our Current Reports on Form 6-K filed with the SEC on March 15, 2016, March 18, 2016, May 17, 2016, May 19, 2016, May 25, 2016 and June 3, 2016;

•
the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on December 23, 2014 (Registration No. 333- 201250) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A12B, filed with the SEC February 11, 2015;

•
any Form 20-F or 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

•
any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Lior Torem, Chief Financial Officer; at Check-Cap Building, Abba Hushi Avenue, P.O. Box 1271, Isfiya, 30090, Mount Carmel, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

Under the Israeli Companies Law, 1999 (the “Israeli Companies Law”) a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 1968 (the “Securities Law”) a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

•           a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•           reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•           reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•           expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•           a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•           a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•           a financial liability imposed on the office holder in favor of a third party; and

•           expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

•           a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•           a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•           an act or omission committed with intent to derive illegal personal benefit; or

•           a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer or a director or under certain circumstances, also by the shareholders.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 LEGAL MATTERS

The validity of the warrants, subscription rights and units and legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP. The validity of the ordinary shares and legal matters as to Israeli law has been passed upon for us by Fischer Behar Chen Well Orion & Co., Tel Aviv, Israel.

 EXPERTS

The financial statements as of December 31, 2015 and 2014 and for each of the years in the two-year period ended December 31, 2015 have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, or Deloitte, an independent registered public accounting firm and have been incorporated by reference herein and in the registration statement in reliance on the report of Deloitte incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The address of Brightman Almagor Zohar & Co., a member firm of Deloitte, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers and accordingly we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. In addition, we intend to publish our results on a quarterly basis as press releases distributed pursuant to the rules and regulations of the stock exchange on which our ordinary shares are listed.  Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, namely, the rules prescribing the furnishing and content of proxy statements to shareholders and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

 ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. All but one of our current executive officers, the Israeli experts and two of our serving directors listed reside in Israel, and substantially all of our assets and a substantial portion of the assets of these persons are located in Israel. Therefore, service of process upon us and upon our directors and officers, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and a substantial portion of those of our directors and officers who reside outside the United States and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Fischer Behar Chen Well Orion & Co., that there is doubt as to the enforceability of civil liabilities under U.S. securities laws pursuant to original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at that time. Judgment creditors must bear the risk of unfavorable exchange rates.

$50,000,000

CHECK-CAP LTD.

Ordinary Shares

Warrants

Subscription Rights

Units

PROSPECTUS

July 12, 2016

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.